Exhibit 10.2


                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


Securing:         $6,000,000 Revolving Line of Credit
                  $1,800,000 Term Loan
                  $1,600,000 Term Loan

         THIS  AMENDED  AND  RESTATED   LOAN  AND   SECURITY   AGREEMENT   (this
"Agreement") is made this 18th day of April, 1997, by EA ENGINEERING SCIENCE AND TECHNOLOGY, INC. (the "Borrower") in favor of SIGNET BANK (the "Lender").

                                    RECITALS

         R-1. The Lender made a revolving credit loan to the Borrower pursuant to a Loan Agreement dated October 31, 1996 (the "Loan Agreement"). The Revolving Credit Loan is evidenced by a Promissory Note dated October 31, 1996 in the original principal amount of $10,000,000. As of April 17, 1997, there is due under such note principal of Three Million Five Hundred Thousand Dollars ($3,500,000) and interest of Eight Thousand Two Hundred Thirty-Eight and 16/100 Dollars ($8,238.16), plus attorneys' fees and other costs which are payable under such note.

         R-2. The Lender made a term loan to the Borrower which is evidenced by a Promissory Note dated November 25, 1991 in the original principal amount of $1,600,000. As of April 17, 1997, there is due under such note principal of One Hundred Seventy-Seven Thousand Seven Hundred Seventy-Seven and 92/100 Dollars ($177,777.92) and interest of Nine Hundred Forty-Eight and 38/100 Dollars ($948.38), plus attorneys' fees and other costs which are payable under such note.

         R-3. The Lender made a term loan to the Borrower which is evidenced by a Promissory Note dated November 21, 1991 in the original principal amount of $1,800,000. As of April 17, 1997, there is due under such note principal of Four Hundred Twenty-Eight Thousand Five Hundred Seventy-One and 52/100 Dollars ($428,571.52) and interest of Two Thousand Five Hundred Ninety-Three and 48/100 Dollars ($2,593.48), plus attorneys' fees and other costs which are payable under such note.

         R-4. The Borrower also is indebted to the Lender in the principal amount of $5,000, which indebtedness arises pursuant to Irrevocable Stand-By Letter of Credit No. S-2250 issued by the Lender for the benefit of the Division of Engineering, County of Essex, Department of Public Works, 900 Bloomfield Avenue, Verona, New Jersey (the "Letter of Credit") and is evidenced by a Letter of Credit Application and Agreement dated October 16, 1995 (the "Letter of Credit Agreement").

         R-5. The loans described in Recitals R-1 through R-4 above are secured by, among other things, a Security Agreement dated March 27, 1997 by the Borrower in favor of the Lender, whereby the Borrower granted to the Lender a security interest in the Collateral as defined therein (the "Security Agreement").

         R-6. The Borrower is in violation of certain financial covenants and ratios contained in the Loan Agreement.

         R-7. The Borrower has requested that the Lender make certain modifications to the loans described in Recitals R-1 through R-4 including waiving certain financial covenants and ratios and the Lender has agreed to do so upon the condition that this Agreement amending and restating the Loan Agreement and the Security Agreement in their entireties be executed and delivered by the Borrower to the Lender.

         NOW, THEREFORE, in consideration of the agreements, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Loan Agreement and the Security Agreement in their entireties as follows:

                                   SECTION 1

                                   DEFINITIONS

1.01 Certain Defined Terms: All accounting terms not specifically defined herein shall have the meanings assigned to them as determined by Generally Accepted Accounting Principles ("GAAP"), consistently applied. As used herein, the following terms, when initial capital letters are used, shall have the respective meanings set forth below, except as otherwise expressly provided:

         "Account Debtor" means any "account debtor," as such term is defined in
Section 9-105(1)(a) of the UCC (hereinafter defined).

         "Borrower's Obligations" means (a) the Borrower's prompt payment to the Lender of (i) any and all sums due to the Lender under the Loans (hereinafter defined), or otherwise in accordance with the terms of the Notes, (ii) any and all sums advanced by the Lender to preserve, protect, or perfect the Collateral (hereinafter defined) and the value of the Collateral, or to preserve, protect or perfect the Lender's Security Interest (hereinafter defined) in the Collateral, and (iii) the expenses of any exercise by the Lender of the Lender's rights in consequence of any default hereunder, and (b) the Borrower's performance of all of the terms and provisions of the Loan Documents.

         "Borrowing Base" means at any date the lesser of (a) $6,000,000 or (b) eighty percent (80%) of the value of the Eligible Billed Receivables (hereinafter defined) plus twenty-five percent (25%) of the value of the Eligible UnBilled Receivables (hereinafter defined).

         "Borrowing Base Certificate" means a certificate of the Borrower in a form satisfactory to the Lender containing a computation of the Borrowing Base, in the form attached as Exhibit A.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of Maryland are authorized by law to close.

         "Chattel  Paper" means any "chattel  paper," as such term is defined in
Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by the Borrower.

         "Closing Date" means the date on which all of the closing conditions described in Section 2 hereof have been fully satisfied.

         "Collateral" is defined in Section 3 hereof.

         "Contracts" means all contracts, undertakings or other agreements (other than Chattel Paper, Documents (hereinafter defined) or Instruments (hereinafter defined)) in or under which the Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to a Receivable (hereinafter defined), any agreement relating to the terms of payment or the terms of performance thereof.

         "Documents" means any "document," as such term is defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by the Borrower.

         "Eligible Billed Receivable" means a receivable of the Borrower that conforms and continues to conform to the following criteria to the satisfaction of the Lender in its discretion:

                  (i) the receivable arises from a bona fide outright sale or lease by the Borrower of goods or from services performed by the Borrower in the ordinary course of the Borrower's business and the delivery or performance has been completed and unconditionally accepted by the Account Debtor;

                  (ii) the Borrower has possession of, or has delivered to the Lender, receipts or other documentation satisfactory to the Lender in its discretion evidencing delivery and acceptance;

                  (iii) the receivable is based upon an enforceable order or contract, written or oral, for goods delivered or for services performed and the same were shipped, held, or performed in accordance with the order or contract;

                  (iv) the receivable is not subject to any security interest, lien, assignment or encumbrance except in favor of the Lender, and the Borrower has the full and unqualified power to assign and grant a security interest in it to the Lender as security and collateral for the payment of the Borrower's Obligations;

                  (v) the receivable is not subject to any potential claim of a surety or bonding company;

                  (vi) the amount shown on the books of the Borrower and on any invoice, certificate, schedule or statement delivered to the Lender is owing to the Borrower, and no partial payment has been received unless reflected in any such submission;

                  (vii) the receivable is not subject to any claim of reduction, counterclaim, setoff, recoupment, or other defense in law or in equity, or any claim for credits, allowances, or adjustments by the account debtor because of returned, inferior, or damaged goods or unsatisfactory services, or for any other reason;

                  (viii) the receivable is not payable from any Account Debtor located outside of the United States unless the transaction giving rise to the receivable is supported by a letter of credit, acceptance or other credit enhancement acceptable to the Lender;

                  (ix) the receivable does not arise from any sale on approval or consignment, and it is not otherwise subject to any repurchase or return agreement;

                  (x) the receivable is not owing by any Account Debtor for which the Lender has deemed 25% in amount of the Account Debtor's other receivables due to the Borrower to not conform with the criteria set forth under the definitions of Eligible Billed Receivable or Eligible Billed Receivable in this Agreement;

                  (xi) the receivable does not arise out of a contract with, or order from, an Account Debtor that, by its terms, forbids or makes void or unenforceable the assignment by the Borrower to the Lender of the Receivable;

                  (xii) the Account Debtor has not returned or refused to retain or otherwise notified the Borrower of any dispute concerning, or claimed nonconformity of, any of the goods or services from the sale or lease of which the receivable arose;

                  (xiii) the receivable is not payable by an Account Debtor with respect to which fifty percent (50%) or more of the dollar amount of that Account Debtor's receivables to the Borrower are more than ninety (90) days due from the date of invoice;

                  (xiv) the receivable is not evidenced by chattel paper or instruments unless the Lender has agreed in writing that it may be deemed eligible, and all originals of the chattel paper or instruments have been endorsed and delivered to the Lender; and

                  (xv) the receivable complies with any additional criteria set forth from time to time by the Lender.

         "Eligible UnBilled Receivable" means an Eligible Billed Receivable except that the receivable has not been invoiced and no more than sixty (60) days have elapsed from the date of delivery or performance.

         "Equipment" means all of the Borrower's now owned and hereafter acquired or arising equipment (as defined in Article 9 of the UCC) wherever located and whether in the possession of the Borrower, the Lender, or a third party, and including, but not limited to, trade fixtures, shelving, signage, display cases, machinery, office equipment and supplies, computers and related equipment, furniture, furnishings, tools, tooling, jigs, fixtures, manufacturing implements, video equipment, trucks, trailers, vehicles, motor vehicles, engines, and containers, and if any of the foregoing are stored with any other person, all of the Borrower's rights relating to the storage and retrieval thereof and access thereto.

         "Expiration Date" means November 30, 1997, which is the date of termination of the Lender's commitment to make the Revolving Credit Loans and the date on which the Revolving Credit Note, the First Term Note and the Second Term Note are due and payable in full.

         "First Term Note" means the Promissory Note dated November 25, 1991 in the original principal amount of $1,600,000 from the Borrower to the Lender, as amended by a Modification of Note of even date herewith.

         "General Intangibles" means any "general intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Borrower and, in any event, includes, without limitation, all customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification and all right, title and interest which the Borrower may now or hereafter have in or under any Contract, now owned or hereafter acquired by the Borrower.

         "Instrument" means any "instrument," as such term is defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by the Borrower, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         "Inventory" means all of the Borrower's now owned and hereafter acquired inventory, and all products, replacements, and substitutions therefor and thereof, and all accessions thereto.

         "Loan Documents" means collectively, the Loan Agreement and the Security Agreement, as amended and restated by this Agreement, the Revolving Credit Note (hereinafter defined), the First Term Note, the Second Term Note (hereinafter defined), the Letter of Credit Agreement, any other instrument or agreement previously, simultaneously or hereafter executed and delivered by the Borrower or any person as evidence of, security for, guarantee of, or in connection with, the Borrower's Obligations, and any and all amendments, modifications, renewals, extensions, consolidations, replacements or substitutions of any of them.

         "Loans" means the loans evidenced by the Revolving Credit Note, the First Term Note, the Second Term Note and the Letter of Credit Agreement (as defined in Recital 4 above).

         "Notes" means collectively the Revolving Credit Note, the First Term Note, the Second Term Note and the Letter of Credit Agreement.

         "Permitted Use" means the use of the proceeds of the loan evidenced by the Revolving Credit Note by the Borrower for the normal and ordinary operating expenses of the Borrower.

         "Prime Rate" means the rate announced by the Lender from time to time as its prime rate, as such rate may change from time to time with changes to occur on the date the Lender's prime rate changes. The Lender's prime rate is one of several interest rate bases used by the Lender. The Lender lends at rates above and below the Lender's prime rate, and the Borrower acknowledges that the Lender's prime rate is not represented or intended to be the lowest or most favorable rate of interest offered by the Lender.

         "Proceeds" or "proceeds"  means  "proceeds," as such term is defined in
Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Receivables" means any "account," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Borrower and, in any event, includes, without limitation, (a) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Borrower or from any other transaction, whether or not the same involves the sale of goods or services by the Borrower (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (b) all of the Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Borrower's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (c) all moneys due or to become due to the Borrower under all contracts for the sale of goods or the performance of services or both by the Borrower (whether or not yet earned by performance on the part of the Borrower or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of the purchase orders and contracts, and (d) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

         "Revolving Credit Note" means the Promissory Note dated October 31, 1996 in the original principal amount of $10,000,000 from the Borrower to the Lender, as amended and restated by an Amended and Restated Promissory Note of even date herewith, which among other things, reduces the principal amount from $10,000,000 to $6,000,000.

         "Revolving  Credit  Loan"  and  "Revolving Credit Loans" are defined in
Section 2.01 below.

         "Second Term Note" means the Promissory Note dated November 21, 1991 in the original principal amount of $1,800,000 from the Borrower to the Lender, as amended by a Modification of Note of even date herewith.

         "Security Interest" means the lien and security interest granted by the Borrower by this Agreement in and to its right, title and interest in the Collateral.

         "Temporary  Overadvance"  and  "Temporary  Overadvances" are defined in
Section 2.02 hereof.

         "UCC" is defined in Section 4.04 hereof.


                                   SECTION 2

                                   THE LOANS

2.01     Revolving Credit Loans.

         (a) The  Lender has made a  revolving  credit  loan (each a  "Revolving
Credit Loan" and collectively the "Revolving Credit Loans") to the Borrower evidenced by the Revolving Credit Note. The aggregate principal amount at any one time outstanding under the Revolving Credit Note shall not exceed the Borrowing Base, except as set forth in Section 2.02 below; within such limit, the Borrower may borrow, repay and reborrow hereunder to the Expiration Date.

         (b) Interest is payable under the Revolving Credit Note on the first day of each month at a rate equal to three percent (3%) above the Prime Rate in effect from time to time (based on a year of 360 days) (the "Base Rate"), such interest rate to change automatically as of the effective date of each change in the Prime Rate, provided that interest shall be payable at a rate equal to the Base Rate plus ten percent (10%) on that amount of the Revolving Credit Loan which exceeds the Borrowing Base.

         (c) The date and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of the Revolving Credit Note shall be noted by the Lender on the schedule attached to such Revolving Credit Note; provided, however, that the failure to make or an error in making any such notation, shall not limit or otherwise affect the obligations or rights of the Borrower hereunder or under such Revolving Credit Note.

         (d) The Revolving Credit Loans shall be in an aggregate principal amount of $20,000 or an integral multiple thereof. The Borrower shall, not later than 12:00 Noon, EST, one Business Day prior to each proposed borrowing (which shall be a Business Day), give the Lender written or telegraphic notice or telephonic notice promptly confirmed in writing of the proposed Revolving Credit Loan to be made under Section 2.01 hereof, specifying the total amount of the proposed borrowing. Subject to the other terms and conditions of this Agreement, the proceeds of the Revolving Credit Loans shall be made available by the Lender, not later than 3:00 P.M., EST, on the date specified in such notice, at the principal office of the Lender, 7 St. Paul Street, Baltimore, Maryland, in immediately available funds.

         (e) If at any time, the aggregate principal amount of the Revolving Credit Loans shall exceed the Borrowing Base or the Borrowing Base plus the Temporary Overadvances as set forth in Section 2.02 below, the Borrower, immediately upon written or oral notice from the Lender, pay to the Lender an amount equal to the difference between the outstanding principal amount of the Revolving Credit Loans and the Borrowing Base or the Borrowing Base plus the Temporary Overadvances, as applicable. On the Expiration Date, the Borrower shall pay to the Lender in full the outstanding aggregate principal amount of the Revolving Credit Loans, all accrued unpaid interest and all other sums due in connection therewith.

         (f) The Borrower shall pay to the Lender within five (5) days of a request from the Lender a fee to cover the Lender's monitoring of the Revolving Credit Loans. Such monitoring fee shall be approximately $20,000 per year and a pro-rata portion shall be payable on a quarterly basis or more frequently, in the Lender's sole discretion. The amounts paid by the Borrower on account of such monitoring fee shall not be applied against any unpaid principal balance, accrued but unpaid interest or any other sums due under the Revolving Credit Loan other than such monitoring fee. Such monitoring fee is part of the Borrower's Obligations.

         (g) The obligation of the Lender to continue to make Revolving Credit Loans hereunder is subject to the accuracy of the representations and warranties herein contained, to the performance by the Borrower of its agreements to be performed hereunder on or before the date of each such Revolving Credit Loan and to the satisfaction of the following further conditions:

                  (i) The representations and warranties of the Borrower contained in this Agreement or otherwise made in writing by or on behalf of the Borrower in connection herewith shall be true, correct and complete on the date of each Revolving Credit Loan hereunder with the same force and effect as though such representations and warranties had been made on and as of such date.

                  (ii) At the time of making each Revolving Credit Loan hereunder, there shall not have occurred and be continuing or existing any Event of Default or any condition, event, act or omission which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  (iii) At the time of making each Revolving Credit Loan hereunder there shall be delivered to the Lender a certificate, dated the date of such loan, signed by the chief executive officer or the chief financial officer of the Borrower, certifying, in such detail as the Lender may request, satisfaction of the conditions specified in (i) and (ii) above.

                  (iv) At the time of making each Revolving Credit Loan hereunder, there shall be delivered to the Lender a Borrowing Base Certificate executed by the chief financial officer or chief accounting officer of the Borrower and such other information and materials as the Lender may reasonably request, all of which shall be in form and substance satisfactory to the Lender.

2.02 Temporary Overadvance. Commencing on the date of this Agreement through November 30, 1997, the Bank agrees to make Revolving Credit Loans to the Borrower under the Revolving Credit Note in amounts not to exceed the Borrowing Base plus $750,000 (each, a "Temporary Overadvance" and collectively, the "Temporary Overadvances"), provided, however, that the unpaid balance of the Revolving Credit Loan shall not exceed the Borrowing Base on the date which is two (2) weeks from any such Temporary Overadvance. In the event that the unpaid balance of the Revolving Credit Loan exceeds the Borrowing Base on the date which is two (2) weeks from any such Temporary Overadvance, the Borrower shall pay to the Lender the amount by which the unpaid balance of the Revolving Credit Loan exceeds the Borrowing Base on such date.

2.03 Term Loans. The Lender has made the loans to the Borrower evidenced by the First Term Note and the Second Term Note, with interest payable as set forth therein. The First Term Note and the Second Term Note mature on the Expiration Date, at which time the outstanding aggregate principal amount, all accrued unpaid interest and all other sums due thereunder are due and payable in full.

2.04     Prepayments and Other Payments.

         (a) The Borrower shall have the right to prepay the Revolving Credit Note, the First Term Note and the Second Term Note in whole at any time or in part, from time to time, without premium or penalty. Partial prepayments may be applied by the Lender in such manner as the Lender may determine in its sole and absolute discretion.

         (b) The Borrower shall pay the Lender a late payment charge equal to five percent (5%) of the amount of any installment (or portion thereof) of principal or interest on the Revolving Credit Note, the First Term Note or the Second Term Note which is not paid within ten (10) days after the date on which such payment shall have become due and payable, whether at scheduled maturity or by acceleration, declaration or otherwise.

2.05 Payment and Performance. The Borrower will pay the Borrower's Obligations as and when due and payable and will perform, comply with, and observe the terms and conditions of the Loan Documents to be performed, complied with, and observed by the Borrower.


                                   SECTION 3

                                   COLLATERAL

3.01 Collateral. To secure payment of the Borrower's Obligations, the Borrower grants to the Lender a Security Interest in the following property of the Borrower (collectively, the "Collateral"):

                  (a)      all Chattel Paper

                  (b)      all Equipment,

                  (c)      all Inventory,

                  (d)      all Receivables,

                  (e) all Contracts and any and all claims of the Borrower for damages arising out of or for breach of or a default under any Contract and the right of the Borrower to perform or to compel performance under any Contract and to exercise all remedies thereunder;

                  (f)      all Documents;

                  (g)      all General Intangibles;

                  (h)      all Instruments,

                  (i) all records relating to or pertaining to any of the Collateral; and

                  (j) all deposit accounts of the Borrower, together with all moneys now or hereafter deposited therein, all interest and other income thereon, and all cash and non-cash proceeds thereof.

3.02 Proceeds of Collateral. The Security Interest provided for herein shall apply to the Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing.

                                   SECTION 4

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

4.01     General  Covenants,  Representations  and  Warranties.   The   Borrower
covenants  with,  and represents and warrants to, the Lender as follows:

         (a) Good Standing. The Borrower is a corporation, duly organized and existing, in good standing, under the laws of the State of Delaware and has the power to own its property and to carry on its business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary. All copies of the charter, by-laws, corporate resolutions, and any organizational documents of the Borrower shown to the Lender are true, accurate and complete and no action has been taken in diminution or abrogation thereof.

         (b) Authority. The Borrower has full power and authority to enter into this Agreement and to perform and comply with the terms, conditions and agreements set forth herein, which has been duly authorized by all proper and necessary action of the Borrower. No consent or approval of any shareholder or member or other third party, and no consent, approval, filing, registration with or notice to any governmental authority on the part of the Borrower or any other person is required as a condition (i) to the validity of this Agreement or the performance by the Borrower of its obligations hereunder; (ii) for the grant by the Borrower of a Security Interest in the Collateral pursuant to this Agreement; or (iii) for the perfection or maintenance of the Security Interest created hereby (including the first priority nature of such Security Interest).

         (c) Binding Agreement. This Agreement and the other Loan Documents constitute the valid and legally binding obligation of the Borrower, enforceable in accordance with their respective terms.

         (d) Litigation. Except as set forth on Exhibit B attached hereto, there are no actions, claims, suits or proceedings pending (and to the knowledge of the Borrower, there are none threatened or reasonably anticipated) against or affecting the Borrower, at law or in equity, or before or by any governmental authority, and there is no possibility of any judgment, liability or award which may reasonably be expected to result in any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower. The Borrower is not in default with respect to any governmental requirement or with respect to any judgment, order, writ, injunction, decree, rule, award or regulation of any governmental authority. If any such action, claim, suit or proceeding shall arise or be filed or be made at any time during which this Agreement shall be in effect, the Borrower shall give the Lender prompt notice thereof.

         (e) Borrower's Legal Compliance. To the Borrower's best knowledge, information and belief, the Borrower's execution, delivery of and performance under this Agreement will not violate or result in a violation of any provision of any applicable statute, regulation or order of, or any restriction imposed by, the United States of America or any state or municipality under the jurisdiction of the United States of America, or any authorized official, board, department, instrumentality or agency thereof. The Borrower will at times comply in all material respects with all applicable federal, state and local laws, rules and regulations, and will comply with the orders of any court or other governmental authority having jurisdiction.

         (f) Borrower's Contractual Compliance. The Borrower's execution, delivery of and performance under this Agreement will not breach, violate or cause a default under any agreement, deed of trust, note or other instrument to which the Borrower may be a party, or by which the Borrower or any of the Borrower's property is bound. Further, such execution, delivery and performance will not result in the creation or imposition of any lien upon any of the Borrower's property or assets (other than in favor of the Lender), nor result in nor require the acceleration of any of the Borrower's indebtedness.

         (g) Accuracy of Information. All information contained in any financial statement, application, schedule, report or any other document given by the Borrower in connection with this Agreement or the Borrower's Obligations is in all respects true and accurate and the Borrower has not omitted to state any material fact or any fact necessary to make such information not misleading.

         (h) Taxes. The Borrower has filed or caused to be filed, and will continue to file or cause to be filed, all federal, state and local income, excise, property and other tax returns which are required to be filed by the Borrower. All such returns are and will be true and correct, and the Borrower has paid or caused to be paid, and will continue to pay or cause to be paid, all taxes (to the extent that such taxes have or will become due, including but not limited to, all F.I.C.A. payments and withholding taxes) as shown on such returns or on any assessment received by the Borrower.

         (i) Use of Proceeds. The proceeds of the Revolving Credit Loan will be used solely for the Permitted Use.

4.02 Affirmative Covenants of the Borrower. Until payment and performance in full of all of the Borrower's Obligations under the Loan Documents, the Borrower will:

         (a) Furnish Financial Statements. Maintain at all times a system of accounting satisfactory to the Lender and furnish to the Lender at such time or times as specified by the Lender such financial statements as may be required by the Lender, including, but not limited to, the following:

                  (i) Daily Reports. On a daily basis, such information as may be required by the Lender, covering the previous day;

                  (ii) Monthly Reports. As soon as available but in no event more than fifteen (15) Business Days after the end of each month a balance sheet, a profit and loss statement and a statement of cash flows for the Borrower, covering the previous month;

                  (iii) Quarterly Reports. As soon as available but in no event more than forty-five (45) days after the end of each quarter a balance sheet, a profit and loss statement and a statement of cash flows for the Borrower, covering the previous quarter;

                  (iv) Annual Reports. As soon as available but in no event more than ninety (90) days after the end of each fiscal year of the Borrower financial statements of the Borrower prepared in accordance with GAAP, consistently applied, including a balance sheet, a profit and loss statement and a statement of cash flows for the Borrower, covering the previous fiscal year, fully reviewed and certified by independent certified public accountants satisfactory to the Lender.

                  (v) Tax Returns. Within thirty (30) days after the date of the filing of its annual federal tax return, deliver to the Lender a copy of that federal tax return.

                  (vi) Other Information. Promptly furnish to the Lender such information regarding the operations, business, affairs, and financial condition of the Borrower as the Lender may from time to time reasonably request.

         (c) Borrowing Base Certificate. The Borrower shall provide to the Lender at the time of making each of the Revolving Credit Loans hereunder and in any event no less frequently than on a weekly basis, a Borrowing Base Certificate executed by the chief financial officer or chief accounting officer of the Borrower.

         (d) Accounts Receivable and Account Payable Agings. At the time of making each of the Revolving Credit Loans hereunder and in any event no less frequently than on a weekly basis, the Borrower shall provide:

                  (i) a report listing all Receivables of the Borrower as of the last Business Day of such week, which report shall include a detailed listing of or the amount and age of each Receivable, the original date of each invoice and such other information as the Lender may require in order to verify the Eligible Billed Receivables and the Eligible UnBilled Receivables, all in reasonable detail and in form satisfactory to the Lender; and

                  (ii) a report listing all accounts payable of the Borrower (including a detailed aging of payables by total and a summary aging of payables by vendor) in reasonable detail and in form satisfactory to the Lender.

         (e) Net Worth Ratio. Maintain a ratio of Total Liabilities to Tangible Net Worth of less than 1.30 to 1.00 (pre-tax).

         (f)  Current  Ratio.   Maintain  a ratio of Current Assets  to  Current
Liabilities  in excess of 1.5 to 1.00 (pre-tax).

         (g) Income. Maintain not less than the following income level: maintain not less than pre-tax income greater than or equal to ($900,000) as of May 31, 1997, $500,000 as of August 30, 1997 and $700,000 as of November 30, 1997,
all exclusive of restructuring charges.

         (h) Tangible Net Worth. Maintain a minimum Tangible Net Worth of not less than $13,500,000 from the date of this Agreement until all sums due under the Notes are paid in full. All computations made to determine compliance with the requirements of this paragraph and paragraphs (e), (f) and (g) immediately preceding this paragraph shall be made in accordance with GAAP, consistently applied, and certified by the Borrower as being true and correct.

         (i) Maintaining Records; Granting Access to Properties and Inspections. Maintain financial records and, at all reasonable times and as often as the Lender may reasonably request but only after twenty-four (24) hours prior notice (which can be oral or written) to the Borrower, permit any representative authorized by the Lender: (a) to visit and inspect any of the properties or assets of the Borrower (including, without limitation, its books of account, records, computer tapes, correspondence and other papers); (b) to make extracts therefrom; and (c) to discuss the Borrower's affairs, finances and accounts with the Borrower's officers or partners, and the independent certified public accountants or other parties who shall prepare statements for or on behalf of the Borrower. The Lender shall perform such inspections so as not to unreasonably interfere with the Borrower's business.

         (j) Maintenance of Licenses and Permits. Keep in full force and effect all licenses and permits necessary to the proper conduct of the business of the Borrower.

         (k) Maintain  Property.  Keep  all  property   used  or  useful  in its
business in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals or replacements thereof.

         (l) Adverse Change. Promptly notify the Lender in writing of any condition or event that constitutes (or which, with the lapse of time, the giving of notice, or both, would constitute) an Event of Default, and promptly inform the Lender of any material adverse change in the Borrower's financial condition.

         (m) Audit. Permit the Lender to conduct an audit of its business at any time, which audit shall be at the Borrower's expense.

         (n) Reports on Refinancing Efforts. Provide to the Lender on a monthly basis commencing on September 1, 1997 a report on the status of the Borrower's efforts to refinance the Loans.

4.03 Covenants, Representations and Warranties Regarding the Collateral. The Borrower covenants with, and represents and warrants to, the Lender as follows:

         (a) Ownership of Collateral. The Borrower owns all of the Collateral and has good and marketable title to the Collateral free and clear of all liens, security interests, and other encumbrances except for those in favor of the Lender. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

         (b) No Sale, Lease, or Exchange. The Borrower will not sell, lease, transfer, exchange, or otherwise dispose of the Collateral, or any part thereof, without the prior written consent of the Lender and will not permit any lien, security interest, or other encumbrance to attach to the Collateral, or any part thereof, other than those in favor of the Lender or those permitted by the Lender in writing, except that the Borrower may, in the ordinary course of its business, and in the absence of an Event of Default hereunder, exercise its rights under and receive payment from its Receivables. The Borrower shall promptly, at its own expense, discharge any such lien if the same shall arise at any time with respect to the Collateral.

         (c) Defend Title and Furnish Further Assurances. The Borrower will defend its title to the Collateral against all persons and will, upon request of the Lender, (i) furnish such further assurances of title as may be required by the Lender, and (ii) deliver and execute or cause to be delivered and executed, in form and content satisfactory to the Lender, any financing, continuation, termination, or security interest filing statement, security agreement, or other document as the Lender may request in order to perfect preserve, maintain, or continue the perfection of the Lender's Security Interest in the Collateral and/or its priority. The Borrower will pay the costs of filing any financing, continuation, termination, or Security Interest filing statement as well as any recordation or transfer tax required by law to be paid in connection with the filing or recording of any such statement.

         (d) Validity of Documents. As of the time when each of its Receivables arises, the Borrower shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the genuine, legal, valid and binding obligation of the Account Debtor evidencing indebtedness unpaid and owed by the respective Account Debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both (ii) will be the only original writings evidencing and embodying such obligation of the Account Debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

         (e) Maintenance of Records. The Borrower will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Receivables, including, but not limited to, the originals of all documentation with respect thereto, records of all payments received, all credits granted thereon, any tickets returned and all other dealings therewith, and the Borrower will make the same available on the Borrower's premises to the Lender for inspection, at the Borrower's own cost and expense, at any and all reasonable times upon demand. Upon the occurrence and during the continuance of an Event of Default and at the request of the Lender, the Borrower shall, at its own cost and expense, deliver all tangible evidence of its Receivables (including, without limitation, all Documents evidencing the Receivables) and such books and records to the Lender or to its representatives (copies of which evidence and books and records may be retained by the Borrower). If the Lender so directs, the Borrower shall legend, in form and manner reasonably satisfactory to the Lender, the Receivables and related Documents with an appropriate reference to the fact that such Receivable and related Documents have been assigned to the Lender and that the Lender has a Security Interest therein.

         (f) No Rescission or Cancellation of Indebtedness. The Borrower shall not rescind nor cancel any indebtedness evidenced by any Receivable, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable, or interest therein, without the prior written consent of the Lender, except that, so long as no Event of Default is then in existence, the Borrower may make in the ordinary course of business such modifications, adjustments, extensions, renewals, compromises or settlements of any Receivable which the Borrower finds appropriate in accordance with its sound business judgment. The Borrower will duly fulfill all material obligations on its part to be fulfilled under or in connection with the Collateral and will do nothing to impair the rights of the Lender in the Collateral.

         (g) Collection of Receivables. The Borrower shall endeavor to cause to be collected from the Account Debtor named in each of its Receivables, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivables, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivables, except that, so long as no Event of Default is then in existence, the Borrower may allow in the ordinary course of business as adjustments to amounts owing under its Receivables (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Borrower finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned unused goods or improperly performed services. The reasonable costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by the Borrower or the Lender, shall be borne by the Borrower.

         (h) Comply with Contracts. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder and the Borrower shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract to the extent the failure to do so would have a material adverse effect. The Lender shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting of a Security Interest in any Contract to the Lender or the receipt by the Lender of any payment relating to any Contract pursuant hereto, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         (i) Place of Business and Location of Collateral. Exhibit C hereto correctly states (i) the Borrower's present name and all other names (including trade names) under which it has conducted any business or other activity since inception, (ii) the principal place of business and the chief executive office of the Borrower and (iii) the places where the Borrower keeps the Collateral (or the physical evidences thereof) and its records regarding the Collateral. The Borrower will not change its name, identity, corporate structure or chief place of business in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of ss. 9-402(7) of the Uniform Commercial Code as the same, from time to time, shall be in effect in the State of Maryland (or in any other jurisdiction where any of the Collateral is located) (the "UCC") (or any other then applicable provision of the UCC) unless the Borrower shall have given the Lender at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary to amend such financing statement or continuation statement so that it is not seriously misleading.

         (j) No Change of Name or Address. The Borrower has not, within the past four months, changed (i) its name or identity or its corporate charter, by reorganization or otherwise or (ii) the addresses at which the Collateral is located or its principal place of business or chief executive office from the addresses therefor set forth on Exhibit C hereto other than as shown on Exhibit
C. The Borrower's legal name is set forth at the head of this Agreement, and the Borrower does not have, and does not have the right to use, any other trade names.

         (k) Care of Collateral. The Borrower shall maintain and preserve the Collateral in good condition and will not cause or permit anything to be done to the Collateral that may impair its value or that may violate the terms of any insurance covering the Collateral or any part thereof. The Lender shall have no duty to, and the Borrower hereby releases the Lender from all claims for loss or damage caused by the failure to, collect or enforce any account, Document or Instrument or to preserve rights against prior parties to the Collateral.

         (l) Insurance. The Borrower shall insure such of the Collateral as specified by the Lender against such casualties and risks in such form and amount as may from time to time be required by the Lender. All insurance proceeds shall be payable to the Lender and all policies of insurance shall be furnished to the Lender. The Borrower will pay all premiums due or to become due for such insurance and hereby assigns to the Lender any returned or unearned premiums which may be due upon cancellation of insurance coverage. The Lender is hereby irrevocably (a) appointed the Borrower's attorney-in-fact (which appointment is coupled with an interest) to endorse any draft or check which may be payable to the Borrower in order to collect such returned or unearned premiums or the proceeds of insurance and (b) authorized to apply such insurance proceeds in the same manner and order as the proceeds of sale or other disposition of the Collateral are to be applied hereunder.

         (m) Taxes. The Borrower shall pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Collateral or any part thereof or for its use and operation.

         (n) Federal Assignment of Claims Act. If any part of the Collateral hereunder arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, the Borrower shall notify immediately the Lender in writing and execute any instruments or take any steps required by the Lender within five (5) days of the Lender's request in order that all moneys due or to become due under such contract or contracts shall be assigned to the Lender and notice thereof given under the Federal Assignment of Claims Act. This provision shall apply only to those contracts under which $500,000 or more remains to be paid or has the potential for being paid.

         (o) Financing Statements. The Security Interest intended to be created hereby is a valid, duly perfected, first priority security interest in the Collateral, securing the payment and performance of the Borrower's Obligations. UCC-1 financing statements in appropriate form are intended to be or have been filed in the State of Maryland and in the other jurisdictions where the Collateral is located (these financing statements are in addition to the financing statements previously filed in the State of Maryland with respect to the Security Agreement, which financing statements shall continue in effect).

                                   SECTION 5

                    RIGHTS OF LENDER AND DUTIES OF BORROWER

5.01 Receivables. Upon the occurrence of any Event of Default and upon notice from the Lender, the Borrower shall take such action in collecting the Receivables as the Lender may request. If the Lender so directs, the Borrower shall collect such sums in its name, but for and on behalf of the Lender. All sums collected by the Borrower, including prepayments and cash payments, shall be the property of the Lender and shall stand as security for the Borrower's Obligations and the performance by the Borrower of all of the terms and provisions of the Loan Documents.

         (a) Rights of the Lender. The Lender may at any time and from time to time after the occurrence of an Event of Default hereunder, and the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact (which appointment is coupled with an interest), with power of substitution, in the name of the Lender or in the name of the Borrower or otherwise, for the use and benefit of the Lender, but at the cost and expense of the Borrower and without notice to the Borrower:

                  (i) notify the Account Debtors obligated on any of the Collateral to make payments thereon directly to the Lender, and to take control of the cash and non-cash proceeds of any such Collateral;

                  (ii)  require the Borrower to deposit or cause to be deposited to a bank account (the "Collateral Account") all checks, drafts, cash, and other remittances in payment or on account of payment of such Receivables (collectively, the "Items of Payment"). The Borrower shall deposit the Items of Payment for credit to the Collateral Account within two (2) business days of the receipt thereof, and in precisely the form received, except for the endorsement of the Borrower where necessary to permit the collection of the Items of Payment, which endorsement the Borrower hereby agrees to make. Pending such deposit, the Borrower will not commingle any of the Items of Payment with any of its other funds or property but will hold them separate and apart.

                  (iii) charge to any banking account of the Borrower with the Lender any Item of Payment credited to the Collateral Account which is dishonored by the drawee or maker thereof;

                  (iv) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable;

                  (v) release, make exchanges or substitutions for, or surrender all or any part of the Collateral;

                  (vi) remove from the Borrower's place of business all books, records, ledger sheets, correspondence, invoices, and documents relating to or evidencing any of the Collateral or, without cost or expense to the Lender, make such use of the Borrower's place(s) of business as may be reasonably necessary to administer, control, and collect the Collateral;

                  (vii) repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Account Debtor;

                  (viii) demand, collect, give receipt for, and give renewals, extensions, discharges, and releases of any of the Collateral;

                  (ix) institute and prosecute legal and equitable proceedings to enforce collection of, or realization upon, any of the Collateral;

                  (x) settle, renew, extend, compromise, compound, exchange, or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto;

                  (xi) endorse the name of the Borrower upon any Items of Payment relating to the Collateral or upon any proof of claim in bankruptcy against an Account Debtor; and

                  (xii) receive and open all mail addressed to the Borrower and, if an Event of Default exists hereunder, notify postal authorities to change the address for the delivery of mail to the Borrower to such address as the Lender may designate; and

         (b) Duties of the Borrower. In the event that the Lender exercises any of its rights in subsection (a) above, the Borrower will:

                  (i) make no  material  change to the terms of any account that
constitutes  part  of  the  Collateral  hereunder  without  the  prior   written
permission of the Lender;

                  (ii) on demand, make available in form acceptable to the Lender shipping documents and delivery receipts evidencing the shipment of goods which gave rise to an account that constitutes part of the Collateral hereunder, completion certificates, or other proof of the satisfactory performance of services which gave rise to an account that constitutes part of the Collateral hereunder, copies of the invoices for an account, and the Borrower's copy of any written contract or order from which an account that constitutes part of the Collateral hereunder arose; and

                  (iii) when requested, regularly advise the Lender whenever an Account Debtor returns or refuses to retain any goods, the sale or lease of which gave rise to an account that constitutes a part of the Collateral hereunder, and of any delay in delivery or performance, or claims made, in regard to any account that constitutes part of the Collateral hereunder, and will comply with any instructions which the Lender may give regarding the sale or other disposition of such returns.

5.02 Performance by Lender. If the Borrower fails to perform, observe, or comply with any of the conditions, terms, or covenants contained in this Agreement, the Lender, without notice to or demand upon the Borrower and without waiving or releasing any of the Borrower's Obligations or any Event of Default (as hereinafter defined), may (but shall be under no obligation to) at any time thereafter perform such conditions, terms, or covenants for the account and at the expense of the Borrower, and may enter upon any place of business or other premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose. All sums paid or advanced by the Lender in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (collectively, the "Expense Payments") together with interest thereon at a per annum rate of interest which is equal to the then rate of interest charged on the principal of the Borrower's Obligations, plus two percent (2%) per annum, from the date of payment until repaid in full, shall be paid by the Borrower to the Lender on demand and shall constitute and become a part of the Borrower's Obligations secured hereby.


                                   SECTION 6

                   EVENTS OF DEFAULT & REMEDIES UPON DEFAULT

6.01 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") under this
Agreement:

         (a) Failure to Pay Indebtedness. Failure of the Borrower to pay any of the Borrower's Obligations as and when due and payable;

         (b) Nonperformance of Covenants. Failure of the Borrower to perform, observe, or comply with any of the provisions of this Agreement or of the other Loan Documents, subject to any applicable grace or cure periods;

         (c) Default under any Loan Document. The occurrence of an Event of Default (as defined therein) under any of the other Loan Documents;

         (d) Misrepresentation of Borrower. If any information contained in any financial statement, application, schedule, report, or any other document given by the Borrower, in connection with the Borrower's Obligations, or with the performance of any of the terms and provisions of the Loan Documents, with the Collateral, or with any of the Loan Documents, is not in all respects true and accurate or if the Borrower omitted to state any material fact or any fact necessary to make such information not misleading;

         (e) Failure to Pay Debts When Due. If the Borrower is generally not paying debts as such debts become due;

         (f) Bankruptcy of Borrower. The filing of any petition for relief under the Bankruptcy Code or any similar Federal or state statute by the Borrower or if the Borrower is served with any petition for relief under the Bankruptcy Code or any similar Federal or state statute and such petition is not dismissed within sixty (60) days after the date on which the Borrower is served with such a petition;

         (g) Appointment of Receiver. The appointment of a receiver or custodian for, the making of a general assignment for the benefit of creditors by, or the insolvency of the Borrower;

         (h) Dissolution, Merger, Consolidation, Termination. The dissolution, merger, consolidation, or reorganization of the Borrower, except as permitted in Section 4.03(d) above;

         (i) Material Adverse Change. The determination in good faith by the Lender that a material adverse change has occurred in the financial condition of the Borrower from the condition set forth in the most recent financial statement of the Borrower heretofore furnished to the Lender, or from the financial condition of the Borrower as heretofore most recently disclosed to the Lender in any other manner; or

         (j) Temporary Overadvances. If the unpaid balance of the Revolving Credit Loan exceeds the Borrowing Base on the date which is two (2) weeks from any Temporary Overadvance and the Borrower fails immediately to pay to the Bank the amount by which the unpaid balance of the Revolving Credit Loan exceeds the Borrowing Base on such date.

6.02 Rights and Remedies Upon Default. Within three (3) business days following notice of the occurrence of an Event of Default as set forth in Subsections 6.01(a) or (j) above, and the Borrower's failure to cure such Event of Default within three (3) business days following such notice, or within seven (7) business days following notice of the occurrence of an Event of Default as set forth in Subsections 6.01(b) (other than the failure of the Borrower to comply with the financial covenants and ratios set forth in Subsections 4.02(e), (f),
(g) or (h) above, for which there shall be no notice and cure period), (c), (d),
(e) or (i) above, and the Borrower's failure to cure such Event of Default within seven (7) business days following such notice, or upon the occurrence of an Event of Default as set forth in Subsections 6.01(b) (with respect to the failure of the Borrower to comply with the financial covenants and ratios set forth in Subsections 4.02(e), (f), (g) or (h) above), (f), (g), or (h) above (and in addition to all of its other rights, powers, and remedies under this Agreement), the Lender may, at its option, and without notice to the Borrower:

         (a) Accelerate Indebtedness. Declare the unpaid balance of Borrower's Obligations to be immediately due and payable;

         (b) File Suit. File suit against the Borrower on the Notes, this Agreement, or on any of the other Loan Documents;

         (c) Set-off. Set-off any amounts in any account or represented by any certificate with the Lender in the name of the Borrower or in which the Borrower has an interest; or

         (d) Exercise All Rights and Remedies. Exercise any of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Maryland or any of the other jurisdictions where the Collateral is located and under other applicable laws.

         The occurrence or non-occurrence of an Event of Default shall in no manner impair the ability of the Lender to demand payment of any portion of the Borrower's Obligations which are payable on demand. Upon the occurrence of an Event of Default hereunder, the Borrower, upon demand by the Lender, shall assemble the Collateral and make it available to the Lender at a place designated by the Lender which is mutually convenient to both parties. Upon the occurrence of an Event of Default hereunder, the Lender or its agents may enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it, all without judicial process or proceedings.

         Any written notice of the sale, disposition, or other intended action by the Lender with respect to the Collateral which is required by applicable laws and is sent by certified mail, postage prepaid, to the Borrower at the address of the Borrower specified below, or such other address of the Borrower which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition, or other action shall constitute reasonable notice to the Borrower. The Borrower shall pay on demand all costs and expenses including, without limitation, reasonable attorneys' fees and expenses incurred by or on behalf of the Lender (a) in enforcing the Borrower's Obligations and the performance by the Borrower of all of the terms and provisions of the Loan Documents, and (b) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral. All of such costs and expenses (collectively, the "Liquidation Costs") together with interest thereon at a per annum rate of interest which is equal to the rate of interest charged on the principal of the Borrower's Obligations, plus two percent (2%) per annum, from the date of payment until repaid in full, shall be paid by the Borrower to the Lender on demand and shall constitute and become a part of the Borrower's Obligations secured hereby. Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by the Lender to the payment of the remaining Borrower's Obligations in such order and manner of application as the Lender may from time to time in its sole discretion determine.

6.03 Deficiency. If the sale or other disposition of the Collateral fails to fully satisfy the Borrower's Obligations, the Borrower shall remain liable to the Lender for any deficiency.

6.04 Remedies Cumulative. Each right, power, and remedy of the Lender as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies.

                                   SECTION 7

                                 MISCELLANEOUS

7.01 Not a Waiver. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement or of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any of the Borrower's Obligations, the Lender shall not be deemed to have waived the right to require payment when due of all other Borrower's Obligations or to declare an Event of Default for failure to effect such payment of any such other Borrower's Obligations. The Borrower waives presentment, notice of dishonor, and notice of non-payment with respect to accounts that constitute part of the Collateral.

7.02 Consent to Assignment of Loans and Disclosure of Loan Documents. The Borrower consents to the sale and assignment by the Lender of any or all of its interest in the Loans (or any of them) at any time in the Lender's sole and absolute discretion. Within 15 days after any such sale or assignment, the Lender shall provide the Borrower with notice of the name of the individual or entity purchasing the Loans. In conjunction with such assignment, the Borrower consents to the disclosure of any and all books, records, files, loan agreements, notes, deeds of trust, guaranties, financing statements, assignments of leases, statements, ledger cards, signature cards, corporate and/or partnership documents, financial statements, leases, appraisals, environmental audits, hazard and liability insurance policies, title insurance policies, loan payment histories, income tax returns, credit analyses, notes, correspondence, internal memoranda, checks, deposit account records and other documents relating to the Loans to prospective assignees.

7.03 Release. The Borrower hereby releases and forever discharges the Lender and its officers, directors, agents, servants, employees, affiliates, successors and assigns from all sums of money, accounts, actions, suits, proceedings, claims, liabilities, causes of action, and demands whatsoever, known or unknown, past or present which it had, now has or may have against the Lender with respect to the Loans.

7.04 Waiver of Jury Trial. The Borrower and the Lender waive all rights to trial by jury of any suits, claims, counterclaims, and actions of any kind arising under or relating to this agreement. The Borrower and the Lender acknowledge that this is a waiver of a legal right and represent that this waiver is made knowingly and voluntarily. The Borrower and the Lender agree that all such suits, claims, counterclaims, and actions shall be tried before a judge of a court of competent jurisdiction, without a jury.

7.05 Legal Construction. The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of or relating to this Agreement. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the Borrower and may be enforced in any court in which the Borrower is subject to jurisdiction by a suit upon such judgment provided that service of process is effected upon the Borrower as provided in this Agreement or as otherwise permitted by applicable law.

7.06 Service of Process. The Borrower hereby agrees and consents that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified above, may be made by certified or registered mail, return receipt requested, directed to Cleaveland D. Miller, Esquire, Semmes, Bowen & Semmes, 250 W. Pratt Street, 16th Floor, Baltimore, Maryland 21201, the agent hereby designated and appointed by the Borrower as the Borrower's agent for service of process, at the Borrower's address for notice stated below, or at a subsequent address of which Lender received actual notice from the Borrower in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against the Borrower in any other court or jurisdiction.

7.07 No Changes. Neither this Agreement nor any term, condition, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

7.08 Uniform Commercial Code. Unless varied by this Agreement, all terms used herein which are defined by the Uniform Commercial Code as adopted in the State of Maryland or in any other jurisdiction where the Collateral is located shall have the same meaning hereunder as that meaning assigned to them by the Uniform Commercial Code as so adopted.

7.09 Survival. All representations, warranties, covenants and agreements made in the Loan Documents shall continue in full force and effect for so long as any of the Borrower's Obligations remain outstanding and unpaid.

7.10 Notices. Unless otherwise provided for herein, all notices, demands, requests or other communications which may be (or are required to be) given by any party to any other party under this Agreement must be in writing and shall be deemed to have been properly given, as to the Lender, when received by the Lender at:

                  Signet Bank
                  7 St. Paul Street
                  5th Floor
                  Baltimore, Maryland  21202
                  Attention:  Andrzej Koplewski, Senior Vice President

                  with copy to:

                  Piper & Marbury L.L.P.
                  36 South Charles Street
                  Charles Center South
                  Baltimore, Maryland 21201
                  Attention:  Richard M. Kremen, Esquire

and as to the Borrower, when received by the Borrower at the Borrower's address as it appears on Exhibit C (or at such other place as the Borrower may designate in writing), with a copy to:

                  Semmes, Bowen & Semmes
                  250 West Pratt Street
                  Baltimore, Maryland 21201
                  Attention:  Kevin M. O'Connell, Esquire

7.11 Fees and Expenses of Collection and Enforcement. The Borrower shall reimburse the Lender for all reasonable attorneys' fees, costs and expenses advanced or incurred in collecting and enforcing the Borrower's Obligations and/or the Loan Documents, and/or in successfully defending or prosecuting any actions or proceedings arising out of or relating to this or any other transaction with the Borrower. Until paid in full, all such fees, costs and expenses to be paid by the Borrower shall bear interest from the date such fees, costs or expenses are advanced or incurred by the Lender, at the then highest rate of interest charged on the principal of any of the Borrower's Obligations.

7.12 Terms Binding. All of the terms, conditions, stipulations, warranties, representations, and covenants of this Agreement shall apply to and be binding upon and inure to the benefit of the Borrower and the Lender and each of their respective heirs, executors, personal representatives, successors and assigns, but the Borrower shall not have the right to assign this Agreement to any person or entity.

7.13 Invalidity of Certain Provisions. If any term or provision (or any part of any term or provision) contained in this Agreement or in any of the Loan Documents, or if the application thereof to any person or circumstances, shall to any extent or for any reason be held or deemed to be invalid, illegal or unenforceable in any respect, the remainder of such term or provision, or the application thereof to persons or circumstances other than those as to which such term or provision has been held or deemed to be invalid or unenforceable, shall not be affected thereby, and shall instead be valid and enforceable to the fullest extent permitted by law.

7.14 Merger and Integration. This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to the matters covered and the transactions contemplated hereby and thereby, and no other agreement, statement, or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein or therein, shall be valid or binding.

7.15 Gender, etc. Whenever used herein, where the context so requires, the singular shall include the plural, the plural shall include the singular, and the use of the masculine, feminine or neuter gender shall include all genders.

7.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original, but all of which together shall constitute one and the same instrument.

7.16 Further Assurance and Corrective Instruments. The Borrower agrees that it will from time to time execute and deliver (or cause to be executed and delivered) such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of the parties to, or facilitating the performance of, this Agreement or any of the other Loan Documents.

7.18 Governing Law. The provisions of this Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland (except as to any Collateral which is located in another jurisdiction) as the same may be in effect from time to time.

7.19 Costs and Expenses. Contemporaneously with the execution of this Agreement, the Borrower shall pay to the Lender all costs and expenses incurred by the Lender in connection with the Loans, including without limitation all attorneys' fees.

7.20 No Novation. The parties hereto covenant and agree that the execution of this Agreement is not intended to and shall not cause or result in a novation with regard to the Notes and that the existing indebtedness of the Borrower to the Lender evidenced by the Notes is continuing, without interruption, and has not been discharged by a new agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed, with the intent that this be a sealed instrument, on the day and year first above mentioned.

WITNESS/ATTEST:                             EA ENGINEERING SCIENCE AND
                                            TECHNOLOGY, INC.


/s/ Silvia T. Peterson                      By: /s/ Joseph A. Spadaro
_______________________________                 _________________________(SEAL)
                                                Executive Vice President

                                                Name:
                                                Title:



                                            SIGNET BANK


                                            By: /s/ Andrzej Koplewski
_______________________________                 _________________________(SEAL)
                                                Andrzej Koplewski
                                                Senior Vice President

                                   EXHIBIT A

                                   ----------

                                 ACTIVITY REPORT


SIGNET BANK/MARYLAND                                                                            REPORT NO._________
                                                                                                DATE_______________
                                             Receivables        Inventory             OTHER              OTHER
                                             -----------        ----------         -----------       -----------
Collateral...................                ___________        __________         ___________       ___________
Previously Reported..........                ___________        __________         ___________       ___________
Gross Sales/Purchases........                ___________        __________         ___________       ___________
Credit memos/returns.........                ___________        __________         ___________       ___________
(+) Dr adjustments...........                ___________        __________         ___________       ___________
(-) Cr adjustments...........                ___________        __________         ___________       ___________
Net Collections/Withdrawals..                ___________        __________         ___________       ___________
Discounts....................                ___________        __________         ___________       ___________
New Collateral Balance.......                ___________        __________         ___________       ___________
Less:
Receivables aged +90 days....                ___________        __________         ___________       ___________
Other:___________________....                ___________        __________         ___________       ___________
Acceptable Collateral Base...                ___________        __________         ___________       ___________
Loan Limitations.............                Lesser of          Lesser of          Lesser of         Lesser of
                                                      $0                $0                  $0                $0
                           OR                _________0%        ________0%         _________0%       _________0%
Maximum Loan Values..........                ___________        __________         ___________       ___________
Total Loan Values or Line....                ___________
Less: Reserves...............                ___________
NET MAXIMUM LOAN VALUE.......                ___________
                                        REPAYMENT ACCOUNT                     Previous Loan Balance  ___________
BALANCE PRIOR DAY............                ___________                               Loan Payment  ___________
TODAY'S NET COLLECTIONS......                ___________                               Loan Request  ___________
SUB-TOTAL....................                ___________                           New Loan Balance  ___________
LOAN REPAYMENT...............                ___________                           Net Availability  ___________
NET BALANCE..................                ___________


                                 CERTIFICATION

Pursuant to the Loan and Security Agreement and Rider(s) and/or Supplement(s) thereton, and other documents as may be applicable thereto, in effect between Borrower and Lender ("Loan Documents"), Borrower represents and warrants to Lender that, to Borrower's knowledge and belief after diligent inquiry: (a) all of the information contained in this Activity Report and in the invoices, purchase orders, schedules, reports and other documents delivered to Lender herewith is true and complete in all material respects: and (b) all purchase orders, accounts, contract rights, chattel paper and other receivables of Borrower created or acquired by Borrower since the date of the last Activity Report delivered to Lender, and all inventory of Borrower created or acquired since the date of the last Activity Report delivered to Lender, are reported in this Activity Report and are evidenced by the invoices, purchase orders, scheduled, reports and other documents delivered to Lender herewith.

                              REQUEST FOR ADVANCE

Borrower requests an advance of _________________ pursuant to the Loan Documents in effect between Borrower and Lender.

                                                  BORROWER'S NAME
REVEIWED BY: ______________________           ____________________________
DATE RECEIVED: ____________________              Authorized Signature

                                   EXHIBIT B

                                   ---------


         1. Capponi v. EA Engineering, Science, and Technology, Inc., Contra Costa County (Ca.) Superior Court, Case Number C96-03891.

         2. Keller v. EA Engineering, Science, and Technology, Inc., Civil Action No. C96-3489 DLJ (U.S.D.C.N.D. Ca.).

         3. Lower v. EA Engineering, Science, and Technology, Inc., Circuit Court for Baltimore City, Case Number 96271041/CL 217982.

                                   EXHIBIT C

                  The Borrower's present name and all other names (including trade names) under which it has conducted any business or other activity since inception are as follows:

            EA Engineering, Science, and Technology, Inc.
            EA Laboratories, Inc.
            EA Global, Inc.
            EA Engineering, Science, and Technology
                de Mexico, S.A. de C.V.
            EA Financial, Inc.
            EA
            EA Remediation Technologies, Inc.
            EA RTI
            EA Mueller, Inc.
            Ecological Analysts, Inc.
            EA Midwest

                  The Borrower's principal place of business and the place where books and records are kept regarding the Collateral is:

            11019 McCormick Road
            Hunt Valley, MD 21031

                  The Borrower keeps the Collateral (or the physical evidences thereof) at the following business locations:

            4401 Business Park Blvd., Suite 26
            Anchorage, AK 99503

            3540 International Way
            Fairbanks, AK 99701

            3468 Mt. Diablo Blvd., Suite B-100
            Lafayette, CA 94549

            3841 N. Freeway Blvd., Suite 145
            Sacramento, CA 95834

            New Castle Corporate Commons
            92 Read's Way, Suite 109
            New Castle, DE 19720

            8800 University Pky., Suite C-1
            Pensacola, FL 32514

            Hawaii Kai Corporate Plaza
            6600 Kalanianaola Hwy., Suite 200
            Honolulu, HI 96825

            444 Lake Cook Rd., Suite 18
            Deerfield, IL 60015

            15 Loveton Circle
            Sparks, MD 21152

            19 Loveton Circle
            Sparks, MD 21152

            Sharon Commerce Center
            2 Commercial St., Suite 106
            Sharon, MA 02067

            121 South 13th St., Suite 701
            Lincoln, NE 68508

            Two Oak Way
            Berkeley Heights, NJ 07922

            3 Washington Center
            Newburgh, NY 12550

            115 Twin Oaks Drive
            Syracuse, NY 13206

            1420 Valwood Pkwy., Suite 170
            Carrollton, TX 75006

            7330 San Pedro, Suite 536
            San Antonio, TX 78216

            155 108th Ave., N.E., Suite 400
            Bellevue, WA 98004

            8401 Colesville Rd.
            Suite 500, Box 21
            Silver Spring, MD 20910

            Londres #190, Suite 308
            Col. Juarez, Mexico, D.F. 06600



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